Exhibit 99.1

Press Release

Quanergy Reports Receipt of NYSE Non-compliance Letter Regarding Common Stock Trading Price

SUNNYVALE, Calif.—June 21, 2022—Quanergy Systems, Inc., (NYSE: QNGY) (“Quanergy” or the “Company”), a leading provider of LiDAR sensors and smart 3D solutions, today announced that it received notice on June 17, 2022 from the New York Stock Exchange (the “NYSE”) that the price of its common stock fell below the NYSE’s continued listing standards. The NYSE requires the average closing price of a listed company’s common stock to remain above $1.00 per share over a consecutive 30 trading-day period. As of June 16, 2022, the 30 trading-day period average closing price of the Company’s common stock was $0.85 per share. The Company has six months to regain compliance with the NYSE continued listing requirements. During the six-month period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with other continued listing standards. The deficiency does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission (the “SEC”) reporting requirements.

To address this issue, Quanergy intends to monitor the trading price of its listed securities and take steps to increase the value of its shares through implementation of its business strategy, and is considering other options for regaining compliance with the NYSE’s continued listing standards.

About Quanergy Systems, Inc.

Quanergy’s (NYSE: QNGY and QNGY.WS) mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid-state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding Quanergy’s ability to regain compliance with the NYSE’s continued listing standards. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the NYSE; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers disruptions in the supply chain, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the SEC. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Investors:

QuanergyIR@ICRinc.com

Media Contact:

Shannon Van Every

Media@Quanergy.com